EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Transocean Inc. of our report dated January 27, 2003, with respect to the consolidated financial statements and related financial statement schedule of Transocean Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Houston,  Texas
June  10,  2003


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